EXHIBIT (11)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                ================================================
                        Computation of Earnings Per Share
                  --------------------------------------------
                  Amounts in Millions Except Per Share Amounts


                                                        Three Months Ended
                                                           September 30
                                                     1998               1997
                                                   --------           --------
BASIC NET EARNINGS PER SHARE
----------------------------
Net earnings                                       $  1,167           $  1,087
Deduct preferred stock dividends                         25                 26
                                                   --------           --------
Net earnings applicable to common stock            $  1,142           $  1,061
                                                   ========           ========

Average number of common shares outstanding         1,332.4            1,348.3
                                                   ========           ========

Basic net earnings per share                       $   0.86           $   0.79
                                                   ========           ========

DILUTED NET EARNINGS PER SHARE
------------------------------
Net earnings                                       $  1,167           $  1,087
Deduct differential - preferred
  vs. common dividends                                    5                  7
                                                   --------           --------
Net earnings applicable to common stock            $  1,162           $  1,080
                                                   ========           ========

Average number of common shares outstanding         1,332.4            1,348.3
Add potential effect of:
  Exercise of options                                  24.0               25.0
  Conversion of preferred stock                        98.1              100.6
                                                   --------           --------
Average number of common shares
  outstanding, assuming dilution                    1,454.5            1,473.9
                                                   ========           ========

Diluted earnings per share                          $  0.80           $   0.73
                                                   ========           ========